Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-109020) pertaining to the First Reliance Bank Employee Stock Ownership Plan of our report dated June 27, 2014, with respect to the financial statements and schedule of the First Reliance Bank Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Columbia, South Carolina

June 27, 2014